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                                                                     Exhibit 1.1

                                  ORBITZ, INC.

                CLASS A COMMON STOCK (PAR VALUE $0.001 PER SHARE)


                                ----------------

                          FORM OF UNDERWRITING AGREEMENT

                                                               December __, 2003

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Legg Mason Wood Walker, Incorporated
Thomas Weisel Partners LLC
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Orbitz, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _______ shares of Class A Common Stock, par value $0.001 per share ("Stock"), of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of _______ shares and, at the election of the Underwriters, up to _______ additional shares of Stock. The aggregate of _______ shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of _______ additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

         Each of the Selling Stockholders, the Company and Orbitz, LLC (the "Operating Subsidiary") has executed and delivered the Exchange Agreement, dated as of November 25, 2003, a copy of which has been delivered to you (the "Exchange Agreement"). On the date hereof, each of the Selling Stockholders holds membership interests ("LLC Units") of the Operating Subsidiary as set forth in EXHIBIT A to the Exchange Agreement, and the Company holds the remainder of the LLC Units. The Exchange Agreement provides that immediately prior to the First Time of Delivery (as hereinafter defined):

         (a) each Selling Stockholder will exchange all of its LLC Units for the number of shares of Stock set forth in EXHIBIT B to the Exchange Agreement, the number of shares of Class B Common Stock, par value $0.001 per share ("Class B Stock"), of the Company set forth in EXHIBIT C to the Exchange Agreement, and the number of shares of Series A Non-Voting Convertible Preferred Stock ("Series A Preferred Stock"), par value $0.001 per share, of the Company set forth in EXHIBIT D to the

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Exchange Agreement, such that immediately prior to the First Time of Delivery, the Company and its wholly owned subsidiary, O Holdings Inc. ("O Holdings"), will be the sole holders of LLC Units and all the issued and outstanding Stock (other than the Shares issued and sold to the several Underwriters pursuant to this Agreement) will be held by the Selling Stockholders and the employees of the Company;

         (b) the Limited Liability Company Agreement of the Operating Subsidiary is to be amended and restated so as to read in its entirety as set forth in Schedule __ hereto;

         (c) the Certificate of Incorporation and By-Laws of the Company are to be amended and restated so as to read in their entirety as set forth in Schedule __ hereto;

         (d) the Company is to have taken all actions necessary or desirable on its part to consummate the transactions contemplated in the Exchange Agreement immediately prior to the First Time of Delivery.

         The transactions contemplated in the Exchange Agreement, including those described in (a) - (d) above and in Sections 5(n) and 6 below, are herein called the "IPO Exchange".

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (i) A registration statement on Form S-1 (File No. 333-88646) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus".

         (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of


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the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

         (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

         (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than exercises of options that are set forth in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries (any such material adverse change or development involving a prospective material adverse change, a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

         (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

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         (vii) Each subsidiary of the Company has been duly formed or incorporated and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of formation or incorporation. The Operating Subsidiary has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reasons of the failure to be so qualified in any such jurisdiction;

         (viii) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company (including the Stock) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock contained in the Prospectus;

         (ix) All the issued LLC Units have been duly and validly authorized and issued, are fully paid and non-assessable and (i) on the date hereof are owned directly by the Selling Stockholders as set forth in EXHIBIT A to the Exchange Agreement and by the Company, free and clear, in the case of the interests owned by the Company, of all liens, encumbrances, equities or claims and (ii) at the First Time of Delivery and any other Time of Delivery (as hereinafter defined) will be owned directly by the Company and O Holdings, free and clear of all liens, encumbrances, equities or claims. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities and claims;

         (x) On the date hereof, the Certificate of Incorporation and By-Laws of the Company in the respective forms attached as Schedules __ and __ hereto and the Limited Liability Company Agreement of the Operating Subsidiary in the form attached as Schedule __ hereto are in full force and effect, and at the First Time of Delivery and any other Time of Delivery, the Certificate of Incorporation and By-Laws of the Company in the respective forms attached in Schedule __ hereto will be in full force and effect;

         (xi) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (xii) The issue and sale of the Shares to be sold by the Company, the compliance by the Company and the Operating Subsidiary with all of the provisions of this Agreement and the Exchange Agreement and the consummation of the transactions contemplated herein and in the Exchange Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated herein and in the Exchange Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties other than those that would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated herein and in the Exchange Agreement; nor will such action result in any violation of the provisions of the Limited Liability

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Company Agreement (in the case of the Operating Subsidiary) or its Certificate of Incorporation or By-Laws (in the case of the Company and its other subsidiaries); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company or the Operating Subsidiary of the transactions contemplated by this Agreement and the Exchange Agreement, except (i) in the case of this Agreement, the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (ii) in the case of the Exchange Agreement, the consents, approvals, authorizations, designations, declarations or filings described in Schedule 3(b) and Schedule 3(c) thereof, all of which will have been made or obtained as required prior to the date of this Agreement or, solely in the case of consents to be delivered to the Company by the Selling Stockholders under the Exchange Agreement, prior to the IPO Exchange;

         (xiii) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-Laws or other constitutive documents (including in the case of the Operating Subsidiary, the Limited Liability Company Agreement of the Operating Subsidiary) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than such defaults as would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated herein and in the Exchange Agreement or which have been disclosed in the Prospectus; and the Exchange Agreement has been duly authorized, executed and delivered by the Company and the Operating Subsidiary and is a valid and binding obligation of the Company and the Operating Subsidiary enforceable in accordance with its terms;

         (xiv) The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to constitute a summary of the terms of the Stock and under the captions "Certain U.S. Federal Tax Considerations for Non-U.S. Holders" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

         (xv) Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate would reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as disclosed in the Prospectus;

         (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xvii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

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         (xviii) KPMG LLP, who have certified certain financial statements of the Company and the Operating Subsidiary, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (xix) The Company and its subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (xx) Except to the extent described in the Prospectus with respect to the ITA software license agreement, and as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) The Company and its subsidiaries own, possess, license or have other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, trade secrets and other intellectual property and proprietary rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner set forth in the Prospectus (collectively, the "Company Intellectual Property"), and to the extent that the Company Intellectual Property is not sufficient with respect to any products described in the Prospectus as being under development the Company believes it can acquire such rights on reasonable terms; (B) to the Company's and its subsidiaries' knowledge, none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (C) the Company and its subsidiaries have taken commercially reasonable measures to preserve the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property; (D) neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and neither the Company nor any of its subsidiaries knows of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries; (E) the Company and its subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (F) no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or, to the Company's or its subsidiaries' knowledge, another person has breached any such agreement.

         (xxi) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

         (xxii) The Company and its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory

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organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner in which it is described or contemplated in the Prospectus, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

         (xxiii) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries or to include any securities of the Company or any of its subsidiaries with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in the Prospectus; and

         (xxiv) There are no contracts, agreements or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by rules and regulations thereunder that have not been described or filed as required.

         (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

         (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Exchange Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Exchange Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

         (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder, the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Exchange Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not in any material respect conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

         (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims;

         (iv) Upon payment for the Shares to be sold by the Selling Stockholders as provided in this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code of the state of New York (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under

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Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being assumed that for the purposes of this representation and warranty that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the UCC).

         (v) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, such Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder or as required by law, any Stock or other securities of the Company that are substantially similar to the Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than as expressly contemplated in the Exchange Agreement), without your prior written consent. This restriction is expressly agreed to preclude such Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Selling Stockholder's Shares or other securities even if such Shares or other securities would be disposed of by someone other than such Selling Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such Selling Stockholder's Shares or other securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares or other securities. This restriction shall not apply to transfers of securities to wholly-owned subsidiaries of such Selling Stockholder if the transfers do not involve a disposition for value and if the transferee agrees in writing as a condition precedent to such transfer to be bound by the terms of this paragraph (iv). Notwithstanding the foregoing, with respect to UAL Loyalty Services, Inc. or its parent or affiliates, this provision will not preclude any pledge reasonably necessary in connection with (a) any exit financing subject to requisite approvals by the United States Bankruptcy Court for the Northern District of Illinois or (b) UAL Loyalty Services, Inc. or its parent's or affiliates' successful emergence from Chapter 11 including, but not limited to, a pledge given to support one or more pension funding waivers granted by the U.S. Department of Labor or the Internal Revenue Service or to support any non-cash contributions in lieu of pension funding that may be permitted by any of the Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, provided that in each case the pledgee agrees to be bound by this restriction for the remainder of the 180-day period. Furthermore, with respect to any Stock or other securities of the Company that are substantially similar to the Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than as expressly contemplated in the Exchange Agreement) not sold by UAL Loyalty Services, Inc. or its parent or affiliates in the IPO, the parties acknowledge that there is an existing pledge of the Stock/Shares by United Loyalty Services, Inc. to support the guaranty of Debtor-in-Possession financing facilities of UAL, Inc. The parties further acknowledge that such existing pledge, pursuant to which the pledgee would upon any foreclosure be subject to the restrictions of this provision, does not constitute a violation of any provision of this Agreement.

         (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or

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result in stabilization or manipulation of the price of any security of the
Company to facilitate the sale or resale of the Shares;

         (vii) All information furnished by such Selling Stockholder in writing expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (which the parties agree consists only of the information specifically relating to such Selling Stockholder under the captions "Principal Stockholders" and "Selling Stockholders") did not at the time they became effective or were filed with the Commission, and will not at the time they become effective or are filed with the Commission, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances when they were made not misleading;

         (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

         (ix) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact" or, any one of them, the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

         (x) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the dissolution of such corporation, or by the occurrence of any other event; if any such corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $______, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by allocating such portion among the Selling Stockholders as set forth in the second sentence of the next paragraph, and multiplying such allocated number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to ____________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to each Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and each Attorney-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least two New York Business Days' (as hereinafter defined) prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least two New York Business Days in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ______, 2003 or such other time and date as Goldman, Sachs &

Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins, Sears Tower Suite 5800, Chicago, Illinois (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at _____ p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (and to file each such amended or supplemented Prospectus under the Act within the applicable time periods for such filing), and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act (and to file each such amended or supplemented Prospectus under the Act within the applicable time periods for such filing);

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or other securities of the Company that are substantially similar to the Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to the Exchange Agreement and other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent. Notwithstanding the foregoing, the Company may issue stock or substantially similar securities or securities convertible into or exchangeable for shares of stock or substantially similar securities as consideration in a merger, acquisition or other business combination; PROVIDED, that each transferee agrees in writing to be bound by the lock-up restrictions; and PROVIDED FURTHER that the total number of such securities does not exceed 20% of the aggregate number of shares of Stock outstanding (or issuable upon exercise of rights outstanding) on the date hereof;

         (f) To furnish to the Company's stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to the

Company's stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than such reports and financial statements that are publicly available on the Commission's EDGAR system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

         (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

         (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

         (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

         (m) That it will not instruct the transfer agent for the Stock to remove any restrictive legend on a Stock certificate to permit a transfer of Stock from an employee of the Company to a third party in contravention of a Lock-up Agreement (as defined herein); and

         (n) To perform its obligations and enforce its rights under the Exchange Agreement, and to take all other actions necessary or desirable to be taken by it so that the IPO Exchange is consummated prior to the First Time of Delivery (which actions shall include, without limiting the foregoing, making or obtaining the consents, approvals, authorizations, designations, declarations or filings described in Schedule 3(b) and Schedule 3(c) of the Exchange Agreement that are to be made or obtained by the Company in each case so as to be completed and effective prior to the First Time of Delivery); not to amend or waive any provisions of the Exchange Agreement without the prior written consent of Goldman, Sachs & Co. on behalf of the several Underwriters; and to execute and deliver to you immediately prior to the First Time of Delivery a certificate, in form and substance satisfactory to you and dated the date of the First Time of Delivery, stating (i) that the IPO Exchange has been consummated as contemplated herein and in the Exchange Agreement and (ii) that, to the knowledge of the Company, there are no legal or governmental proceedings pending or threatened against any of the Company, the Selling Stockholders and their respective affiliates seeking to enjoin or otherwise challenge, or that would materially interfere with, the IPO Exchange (the "Company IPO Exchange Certificate"); PROVIDED that the failure of the IPO Exchange to be consummated or of the Company to deliver the Company IPO Exchange Certificate prior to the First Time of Delivery shall not result in a breach or default by the Company under this Agreement to the extent that such failure results from the failure by one or more of the Selling Stockholders to comply with these respective obligations in the Exchange Agreement and the Company has used its best efforts to enforce such obligations and otherwise has taken all actions required to be taken by it hereunder and under the Exchange Agreement, and PROVIDED, FURTHER, that to the extent such failure is due to one or more of the Selling Stockholders and if Goldman, Sachs & Co. so requests, the Company shall agree with the several Underwriters to postpone the First Time of Delivery for up to seven full business days after the execution and delivery of this Agreement to a day specified by Goldman, Sachs & Co. in order to permit the IPO Exchange to be consummated.

         6. (a) Each of the Selling Stockholders agrees with each of the Underwriters to perform its obligations and enforce its rights under the Exchange Agreement, and to take all other actions necessary or desirable to be taken by it so that the IPO Exchange is consummated prior to the First Time of Delivery; not to amend or waive any provisions of the Exchange Agreement without the prior written consent of Goldman, Sachs & Co. on behalf of the several Underwriters; and to execute and deliver to you immediately prior to the First Time of Delivery a certificate, in form and substance satisfactory to you and dated the date of the First Time of Delivery, stating
(i) that the IPO Exchange has been consummated as contemplated herein and in the Exchange Agreement and (ii) that, to the knowledge of such Selling Stockholder, there are no legal or governmental proceedings pending or threatened against any of the Company, the Selling Stockholders and their respective affiliates seeking to enjoin or otherwise challenge, or that would materially interfere with, the IPO Exchange (each, a "Stockholder IPO Exchange Certificate"); PROVIDED that the failure of the IPO Exchange to be consummated or of such Selling Stockholder to deliver a Stockholder IPO Exchange Certificate prior to the First Time of Delivery shall not result in a breach or default by such Selling Stockholder under this Agreement to the extent that such failure results from the failure by the Company or one or more of the other Selling Stockholders to comply with these respective obligations in the Exchange Agreement and such Selling Stockholder has used commercially reasonable efforts to enforce such obligations and otherwise has taken all actions required to be taken by it hereunder and under the Exchange Agreement, and PROVIDED, FURTHER, that to the extent such failure is due to the Company or one or more of the other Selling Stockholders and if Goldman, Sachs & Co. so requests, such Selling Stockholder shall agree with the several Underwriters to postpone the First Time of Delivery for up to seven full business days after the execution and delivery of this Agreement to a day specified by Goldman, Sachs & Co. in order to permit the IPO Exchange to be consummated. Each of the Selling Stockholders agrees with each of the Underwriters that it will not amend or waive the lock-up agreement in Section
4.02 of Stock Purchase Agreement, dated as of November 25, 2003, by and among the Selling Stockholders or their affiliates and SAM Investments LDC.

         (b) It is acknowledged and agreed that, prior to the IPO Exchange and the First Time of Delivery, UAL Loyalty Services shall transfer by dividend the LLC Units and Class B Stock owned by it to UAL Corporation, a Delaware corporation, which shall transfer by a contribution to capital such LLC Units and Class B Stock to United Air Lines, Inc., a Delaware corporation ("United"). Effective upon completion of, and as a condition to, such transfers, United shall execute and deliver a Joinder to this Agreement in the form attached as Annex IV hereto (the "Joinder"), pursuant to which United shall assume all of rights and obligations of UAL Loyalty Services under, and agree to be bound in all respects by, this Agreement as if the undersigned were an original signatory hereto. Upon execution and delivery of the Joinder, all references herein to, representations or warranties of, or obligations to be performed by UAL Loyalty Services shall be deemed to be references to, representations and warranties of, and obligations to be performed by United.

         7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel, the Selling Stockholders' counsel and the Company's accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance of its obligations hereunder and under the Exchange Agreement which are not otherwise specifically provided for in this Section; and (ix) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (b) each Selling Stockholder will pay all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as ANNEX III(a).

                  (d) Gary R. Doernhoefer, General Counsel for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, substantially in the form attached hereto as ANNEX III(b).

                  (e) Bell, Boyd and Lloyd LLC, as patent and trademark counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as ANNEX III(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) With respect to the statements in the Prospectus
                  under the captions "Risk Factors--Risks Related To Our Business--Interruptions in service from third parties or transitions to new service providers could impair the quality of our service", "Risk Factors--Risks Related To Our Business --We may not protect our technology effectively, which would allow competitors to duplicate our products. This could make it more difficult for us to compete with them", "Risk Factor-- Risk Related To Our Business--Defending against intellectual property claims could be expensive and disruptive to our business", "Business--Intellectual Property" and "Certain Relationships And Related Transactions--Development, License and Hosting Agreements", insofar as such statements relate to the patent and trademark applications ("Patent and Trademark Applications") listed in a schedule to such counsel's opinion (provided that the Company provides a certificate to the effect that such schedule includes all patent and trademark applications that are material to the Company's business) or any legal conclusions thereto, and except with regard to an action entitled Trilegiant Corporation v. Orbitz, LLC (CA No. 03-0021) pending in the United District Court for the District of Delaware, nothing has come to such counsel's attention that has caused such counsel to believe that the above-mentioned sections of the Registration Statement or the Prospectus, each at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the above-mentioned sections of the Prospectus (or any supplement thereto) as of its date or as of the Time of Delivery contained or contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           (ii) to such counsel's best knowledge (defined for
                  the purposes of this subparagraph (e) as the actual knowledge of attorneys presently within such counsel's firm and all knowledge that would have been gained upon such counsel's reasonable investigation of its files), there is no pending or overtly threatened action, suit, claim or proceeding relating to the Company Intellectual Property purported to be owned by the Company, except (1) as described in the Prospectus with regard to the ITA software license agreement, (2) with regard to a challenge by Iona Technologies PLC to the use and registration of the mark "Orbitz" for software in

                  International Class 9 under the Nice Agreement, an action by Orbitz against Iona Technologies PLC for partial removal of the Australian trademark registration for "ORBIX" for computer software, an opposition filed by Sibro S.A.F.I.y.C. in Argentina to the trademark applications to register "ORBITZ" in International Classes 39 and 42, and action by the Company against Sibra S.A.F.I.y.C. for undue opposition, and an opposition filed by Orbitel S.A.E.S.P. in Peru to register "ORBITZ" in International Classes 9, 16, 29, 41 and 42, and
                  (3) assertions or inquiries made by patent and trademark office examiners in the ordinary course of prosecuting pending trademark applications;

                           (iii) to such counsel's best knowledge, except as
                  described in the Prospectus with regard to the ITA software license agreement, and in the immediately preceding subparagraph or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such counsel is not aware of any basis for a finding of unenforceability or invalidity of any patents or trademarks granted pursuant to the Patent and Trademark Applications;

                           (iv) to such counsel's best knowledge, the Company or
                  the Operating Subsidiary, in its own name or its former name, DUNC, LLC, is listed in the records of the United States Patent and Trademark Office and in the records of the appropriate foreign offices as the holder of record of the Patent and Trademark Applications and the patents and trademarks granted pursuant to the Patent and Trademark Applications, the Company is the owner of such patent and trademark rights and, except as described in the Prospectus with regard to the ITA software license agreement, there is no claim of any party other than the Company to any ownership interest or lien with respect to such rights;

                           (v) to such Counsel's best knowledge, the Company has
                  taken such measures as are required to maintain the enforceability of the Patent and Trademark Applications for which such counsel has been retained.

                  (f) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex III(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) A Power-of-Attorney and a Custody Agreement have
                  been duly executed and, assuming the due execution and delivery thereof by the other parties thereto, delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms (subject to customary exceptions for bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws);

                           (ii) Each of this Agreement and the Exchange
                  Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Exchange Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) violate the certificate of incorporation or by-laws of such Selling Stockholder, (b) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other agreement or evidence of indebtedness of which such counsel has knowledge, (c) breach or otherwise violate any existing obligation of such Selling Stockholder under any court or administrative order, judgment or decree of which such counsel has knowledge or (d) to such counsel's knowledge, violate applicable provisions of any statute or regulation of such Selling Stockholder's state of incorporation or of the United States or any other statute or regulation of which such counsel has knowledge, except with respect to clause (b) above, as would not, individually or in the aggregate have a material adverse effect on the consummation by such Selling Stockholder of the transactions contemplated in this Agreement and the Exchange Agreement;

                           (iii) To the best of such counsel's knowledge
                  after reasonable investigation, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with execution, delivery or performance of this Agreement or in connection with the sale of the Shares by such Selling Stockholder hereunder or in connection with execution, delivery or performance of the Exchange Agreement by such Selling Stockholder, except [name any such consent, approval,] authorization or order] which [has] [have] been duly obtained and [is] [are] in full force and effect, such as have been obtained under the Act, such as may be required under (a) state securities or "blue sky" laws or (b) the Act or the Securities Exchange Act of 1934 in connection with the purchase and distribution of such Shares by the Underwriters, and, in connection with the Exchange Agreement, the consents, approvals, authorizations, designations, declarations or filings described in Schedule 3(b) and Schedule 3(c) of the Exchange Agreement, which in each case have been made or obtained as required; and

                           (iv) Upon payment for the Shares to be sold by such
                  Selling Stockholder as provided in this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (it being understood that for the purpose of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the UCC).

                  (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as ANNEX I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as ANNEX I(b) hereto);

                  (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) On or after the date hereof (i) no downgrading shall have occurred in any rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any rating of any of the Company's debt securities or preferred stock;

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or Illinois authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                  (k) The Company has obtained and delivered to the Underwriters executed copies of agreements substantially in the form of Annex II hereto (the "Lock-Up Agreements") of each director and officer of the Company, each officer of the Operating Subsidiary and each other person (other than the Selling Stockholders and SAM Investors LDC) who holds capital stock of the Company or any option or other right to acquire such capital stock (except for such other persons who hold, in the aggregate, less than ___% of the aggregate number of shares of Stock outstanding on the date hereof);

                  (l) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a) and (g) of this Section; and

                  (n) The IPO Exchange shall have been consummated as contemplated herein and in the Exchange Agreement, there shall not be any proceedings pending or threatened against any of the Company, the Selling Stockholders or their respective affiliates seeking to enjoin or otherwise challenge, or that could materially interfere with, the consummation of the IPO Exchange and the Company and the Selling Stockholders shall have executed the Company IPO Exchange Certificate and Stockholder IPO Exchange Certificates, respectively, and delivered them to you.

         9. (a) The Company and the Operating Subsidiary, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Operating Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein. Notwithstanding the provisions of this subsection (b), the aggregate liability of any Selling Stockholder under this Section 9 shall not exceed an amount equal to the initial offering price of the Shares as set forth on the front cover page of the Prospectus multiplied by the number of Shares sold by such Selling Stockholder pursuant to this Agreement.

         (c) Each Underwriter will indemnify and hold harmless the Company, the Operating Subsidiary and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Subsidiary and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Subsidiary or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Subsidiary, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, the Operating Subsidiary and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, the Operating Subsidiary and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Subsidiary, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or the Operating Subsidiary or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

         12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

         13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company or the Operating Subsidiary shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the Operating Subsidiary, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         18. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                    Very truly yours,

                    ORBITZ, INC.

                    By: .......................................................
                        Name:
                        Title:



                    ORBITZ, LLC

                    By: .......................................................
                        Name:
                        Title:



                    AMERICAN AIRLINES, INC.

                    By: .......................................................
                        Name:
                        Title:


                    CONTINENTAL AIRLINES, INC.

                    By: .......................................................
                        Name:
                        Title:

                    NORTHWEST AIRLINES, INC.

                    By: .......................................................
                        Name:
                        Title:



                    OMICRON RESERVATIONS MANAGEMENT, INC.

                    By: .......................................................
                        Name:
                        Title:



                    UAL LOYALTY SERVICES, INC.

                    By: .......................................................
                        Name:
                        Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Legg Mason Wood Walker, Incorporated
Thomas Weisel Partners LLC


By:...............................................
           (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                                         SCHEDULE I

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                        TOTAL NUMBER OF            PURCHASED IF
                                                                          FIRM SHARES             MAXIMUM OPTION
                            UNDERWRITER                                 TO BE PURCHASED              EXERCISED
                            -----------                                ----------------         ------------------
Goldman, Sachs & Co...............................................
Credit Suisse First Boston LLC....................................
Legg Mason Wood Walker, Incorporated..............................
Thomas Weisel Partners LLC........................................
[NAMES OF OTHER UNDERWRITERS].....................................







                                                                       ----------------         ------------------
                    Total.........................................
                                                                       ================         ==================


                                                       SCHEDULE II

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                           TOTAL NUMBER OF            SOLD IF
                                                                             FIRM SHARES          MAXIMUM OPTION
                                                                              TO BE SOLD             EXERCISED
                                                                           ---------------      ------------------
The Company.........................................................

      The Selling Stockholders:.....................................
              AMERICAN AIRLINES, INC. (1)...........................
              CONTINENTAL AIRLINES, INC. (2)........................
              NORTHWEST AIRLINES, INC. (3)..........................
              OMICRON RESERVATIONS MANAGEMENT, INC. (4).............
              UAL LOYALTY SERVICES, INC. (5)........................












                                                                           ---------------      ------------------
         Total......................................................
                                                                           ===============      ==================

-------------

(1) American Airlines, Inc. is represented by in-house counsel or outside counsel [to be determined by American] and has appointed [NAME OF
ATTORNEY-IN-FACT TO BE DETERMINED BY AMERICAN] as its Attorney-in-Fact.

(2) Continental Airlines, Inc. is represented by in-house counsel or outside counsel [to be determined by Continental] and has appointed [NAME OF ATTORNEY-IN-FACT TO BE DETERMINED BY CONTINENTAL] as its Attorney-in-Fact.

(3) Northwest Airlines, Inc. is represented by in-house counsel or outside counsel [to be determined by Northwest] and has appointed [NAME OF ATTORNEY-IN-FACT TO BE DETERMINED BY NORTHWEST] as its Attorney-in-Fact.

(4) Omicron Reservations Management, Inc. is represented by in-house counsel or outside counsel [to be determined by Delta] and has appointed [NAME OF ATTORNEY-IN-FACT TO BE DETERMINED BY DELTA] as its Attorney-in-Fact.

(5) UAL Loyalty Services, Inc. is represented by in-house counsel or outside counsel [to be determined by United] and has appointed
[NAME OF ATTORNEY-IN-FACT TO BE DETERMINED BY UNITED] as its
Attorney-in-Fact.

                                                                         ANNEX I
                             FORM OF COMFORT LETTER

         Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited consolidated statements of
                  income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II
                                  ORBITZ, INC.

                                LOCK-UP AGREEMENT


                                                                 _________, 2003

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Legg Mason Wood Walker, Incorporated
Thomas Weisel Partners LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  ORBITZ - LOCK-UP AGREEMENT

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Orbitz, Inc., a Delaware corporation (the "Company"), providing for a public offering of Class A Common Stock, par value $0.001 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 180 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                        Very truly yours,

                                        ----------------------------------------
                                        Exact Name of Shareholder

                                        ----------------------------------------
                                        Authorized Signature

                                        ----------------------------------------
                                        Title

                                                                        ANNEX IV



                    FORM OF JOINDER TO UNDERWRITING AGREEMENT



         The undersigned, as the owner of 1,787 shares of Class B Common Stock of Orbitz, Inc., a Delaware corporation, 9,387,615 Class A Interests of Orbitz, LLC, a Delaware limited liability company (the "Company") and 159 Class B Interests of the Company, hereby joins in the execution and delivery of that certain Underwriting Agreement, dated as of _________, 2003 (the "Underwriting Agreement"), and assumes all of the rights and obligations of UAL Loyalty Services, Inc., a Delaware corporation, thereunder, and agrees to be bound in all respects by, the Underwriting Agreement as if the undersigned were an original signatory thereto.



Dated:  __________ __, 2003             UNITED AIR LINES, INC.




                                        By:
                                              --------------------------------
                                              Name:
                                              Title: